                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BridgeStreet Accommodations, Inc.

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) for Temporary Housing Experts, Inc., dated March 21, 1997, included in or made part of this registration statement.

                                          /S/ ARTHUR ANDERSEN LLP

Memphis, Tennessee
May 6, 1997